UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2001

SOLECTRON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

1-11098	94-2447045
(Commission File Number)	(IRS Employer Identification Number)

777 Gibraltar Drive
Milpitas, California    95035
(Address of principal executive offices including zip code)

408-957-8500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 2. Acquisition or Disposition of Assets

On January 5, 2001, the Registrant issued a press release regarding the completion of its acquisition of NatSteel Electronics. As of January 5, 2001, the Registrant tendered offers to acquire all of NatSteel Electornics Ltd's (SGX-ST: NELC SP) shares and bonds closed today with tendered shares of 99 percent of the issued share capital of NatSteel Electronics and tendered bonds of 99 percent of outstanding principal amount of bonds. The January 5, 2001 press releases in its entirety follows:

For Immediate Release

Media Contacts: Birgit Fink-Jensen Solectron Corporation +1 (408) 956 6995 (U.S.) birgitfinkjensen@ca.slr.com	Analysts Contacts: Karen Wong Merrill Lynch +(65) 330 7888 (Asia) karen_wong@sg.ml.com	Thomas Alsborg Solectron Corporation +1 (408) 956 6614 (U.S.) thomasalsborg@ca.slr.com

Solectron Completes Acquisition of NatSteel Electronics

For Immediate Release: Jan. 5, 2000

SINGAPORE -- Solectron Corporation (NYSE: SLR), the world's leading provider of electronics manufacturing and supply-chain services, said its tender offers to acquire all of NatSteel Electronics Ltd's (SGX-ST: NELC SP) shares and bonds closed today with tendered shares of 99 percent of the issued share capital of NatSteel Electronics and tendered bonds of 99 percent of outstanding principal amount of bonds.

By exceeding the 90 percent threshold, Solectron will acquire the remaining shares of NatSteel Electronics through compulsory acquisition, under Singapore law. Once that step is completed, NatSteel Electronics will become a wholly owned subsidiary of Solectron and will be de-listed from the Main Board of the Singapore Stock Exchange.

"We welcome our NatSteel colleagues around the world to the Solectron family," said Ko Nishimura, chairman, president and chief executive officer of Solectron. "This is a significant and exciting step forward for our company as we continue building the capabilities and capacity necessary to meet the ever- growing demand from our customers."

"The successful merger between the two companies closes a chapter of one of the most successful corporate stories in Singapore and one of the most significant deals in the history of our region," said Chester Lin, chief executive officer of NatSteel Electronics. "We are looking forward to our new partnership with Solectron. By sharing our knowledge and capabilities across the world, we will strengthen the company and provide even better service to our current and future customers."

The acquisition values NatSteel Electronics, the world's sixth-largest electronics manufacturing services provider, at about US$2.4 billion. As part of the acquisition, Solectron gains manufacturing sites in China, Hungary, Indonesia, Malaysia, Mexico, Singapore and the United States. In addition, about 12,000 NatSteel Electronics employees join Solectron.

Merrill Lynch acted as exclusive financial advise to Solectron in the transaction.

About NatSteel Electronics

NatSteel Electronics provides global contract manufacturing services for original equipment manufacturers (OEMs) in the electronics industry. The company manufactures printed circuit board (PCB) assemblies, and provides box-building capabilities and pre- and post-manufacturing services such as design, prototyping, testing and logistics. The company has about 12,000 employees and more than 2.3 million square feet of manufacturing capacity in 11 sites worldwide. In the fiscal year ended Dec. 31, 1999, the company had sales of S$3.2 billion.

About Solectron

Solectron (www.solectron.com), the world's leading supply-chain facilitator, provides a full range of manufacturing and supply-chain management services to the world's premier high-tech electronics companies. Solectron's offerings include new product design and introduction services, materials management, high-tech product manufacturing, and product warranty and end-of-life support. The company, based in Milpitas, Calif., and founded in 1977, employs more than 71,000 people in 60 locations worldwide. Net sales for the first three months of the fiscal year 2001 ended Dec. 1, 2000, was US$5.7 billion. Solectron was the first two-time winner of the Malcolm Baldrige National Quality Award for manufacturing.

Item 7. Financial Statements

  Financial Statements of business acquired

  NatSteel's financial statements for the fiscal year ended December 31, 2000 will be filed with the Securities and Exchange Commission on or before March 21, 2001.

  The pro forma financial information

The pro forma financial information of the Registrant and NatSteel Electronics will be filed with the Securities and Exchange Commission On or before March 21, 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLECTRON CORPORATION

(Registrant)

Date: January 10, 2001

/s/ Susan S. Wang

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Susan S. Wang

Senior Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)